Exhibit 99.1

LOGO
Vringo Reports 2011 Third Quarter Results

Earnings Conference Call Scheduled for Today, November 14th, at 4:30 pm EST

NEW YORK — November 14, 2011 — Vringo, Inc. (NYSE Amex: VRNG), a provider of software platforms for mobile social and video applications, today announced financial results for the third quarter ended September 30, 2011.

Major Highlights of Q3 2011 and Subsequent Events

•
Increased Q3 2011 revenue to $182,000, a 237% increase as compared to $54,000 in Q3 2010.  For the nine months ended September 30, 2011, revenue increased 334% to $556,000 compared to $128,000 for the same period in 2010.

•
Decreased net loss to $2.1 million in Q3 2011, as compared to approximately $2.8 million in Q3 2010, an improvement of 25%. The decrease in net loss was related to increased revenues, lower R&D and marketing expenses and partly offset by a concurrent increase of G&A expenses pursuant to merger and acquisition activity and non-cash costs relating to share based compensation.

•	Signed an agreement with ZTE Corporation, the largest handset maker in China and fourth-largest globally, to preload Facetones™ application on Android handsets.
•	Completed $2.5 million private placement from Benchmark Capital and DAG Ventures.
•	Launched Facetones™ in the US through Verizon Wireless and its V Cast app store.
•	Exceeded 400,000 downloads of Vringo’s Facetones™ product to date.
•	Launched Video Ringtone Service with Celcom in Malaysia.
•	Vringo’s patent portfolio strengthened with the issuance of third U.S. patent.
•	Facetones™ launched in Japan through NTT DOCOMO, INC.
•	Global launch of Facetones™ on Nokia Devices.

Jon Medved, Chief Executive Officer of Vringo said, “We are pleased to report our third quarter financial results.  Vringo has continued to thrive while expanding its reach and launching services in sizable new markets in Europe, Asia, and the Middle East, as well as domestically in the United States. In addition to our success in the third quarter, we have made substantial progress subsequent to the quarter as well, with the launch of our Video Ringtone service with Celcom in Malaysia, strengthening our patent portfolio with our third US patent, and signing a significant agreement with ZTE Corporation, the largest handset maker in China and fourth-largest globally, to preload Facetones™ application on Android handsets.”

Andrew Perlman, Vringo’s President, said, “Vringo’s business is consistently growing through the development and launch of exciting new products and services in the fast-growing mobile social and video markets. We’ve also enjoyed successful launches with major carriers throughout the world, including Verizon Wireless, Celcom and NTT DOCOMO and we are thrilled to be taking distribution to the next level by working with handset manufactures to preload our services on their devices, which greatly expands our user base.  Our goal is to maintain a lower level of expenses while continuing to expand our revenues.  We have reduced our R&D expenses by 28% and sales and marketing expenses by 10% from the third quarter of 2010 as part of the cost saving plan implemented over the past several months.”

Mr. Medved concluded, “We believe, as Facetones becomes more viral in nature and continues to be well-received by mobile users, numerous opportunities for growth are developing in markets around the world.”

Q3 2011 Operational Events

•	Consummated a private placement of $2.5 million led by prominent Silicon Valley venture capital firms Benchmark Capital and DAG Ventures.
•	Restructuring and elimination of venture loan with Silicon Valley Bank.
•	Launch of Facetones™ in Japan with NTT DOCOMO, INC., the largest mobile phone operator in Japan, with over 50 million customers.
•	Introduced the first application of Vringo’s new Fan Loyalty platform in collaboration with Rotana and Nokia for the popular Reality TV Show Star Academy.
•	Launched Facetones™ on GetJar, the world’s largest free app store, and Mobango, which has a major presence in India, the US, UK and Indonesia.
•	Announced the global launch of Facetones™ on Nokia Devices.

Post-Quarter Events

•	Signed an agreement with ZTE Corporation, the largest handset maker in China and fourth-largest globally, to preload Facetones™ application on Android handsets.
•	Made a joint announcement with Verizon Wireless on the launch of Facetones™ on its V CAST app store in the United States – the world’s largest smartphone market.
•	Launched the Video Ringtone Service with Celcom in Malaysia.
•	Strengthened the patent portfolio with the issuance of Vringo’s third U.S. patent.
•	Signed an agreement to provide applications to Nokia in South Asia.
•	Surpassed the 400,000 download mark for Vringo’s Facetones™ product, a significant milestone as the application download behavior becomes more viral.
•	Reached 340,000 paid subscribers in commercial launches.

Conference Call

Vringo will host a conference call today, November 14, 2011, at 4:30 pm EST. During the call, management will discuss Vringo’s quarterly operating performance and financial results.

The conference call can be accessed by dialing 877-407-8031 when calling within the United States or 201-689-8031 when calling internationally. Please dial in 10 minutes prior to the beginning of the call.  A playback of the conference call will be available until November 21, 2011. To listen to the playback, dial 877-660-6853 when calling within the United States, or 201-612-7415 when calling internationally, and use account number: 286, in conjunction with replay ID number: 382697. The conference call will be simultaneously webcast and available at: www.trilogy-capital.com/autoir/vrng_autoir.html

Vringo invites participants to submit questions in advance by tweeting them to the official Vringo Twitter account @vringo with the hashtag #vringoQ3 or via posts on the Vringo Facebook page at: http://www.facebook.com/VringoInc

About Vringo

Vringo (NYSE Amex: VRNG) is a provider of software platforms for mobile social and mobile video services. With its award-winning video ringtone application and other mobile software platforms - including Facetones™, Video Remix and Fan Loyalty - Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. Vringo’s video ringtone service enables users to create or take video, images and slideshows from virtually anywhere and turn it into their visual call signature. In a first for the mobile industry, Vringo has introduced its patented VringForward technology, which allows users to share video clips with friends with a simple call.  Vringo’s Facetones™ product creates an automated video slideshow using friends’ photos from social media web sites, which is played each time a user makes or receives a mobile call. Vringo’s Video ReMix application, in partnership with music artists and brands, allows users to create their own music video by tapping on a Smartphone or tablet.  Lastly, Fan Loyalty is a platform that lets users interact, vote and communicate with contestants in reality TV series that it partners with, as well as downloading and setting clips from such shows as video ringtones. Vringo’s video ringtone application has been heralded by The New York Times as "the next big thing in ringtones" and USA Today said it has "to be seen to be believed." For more information, visit: www.vringo.com

For comprehensive investor relations material, including fact sheets, white papers, conference calls and video regarding Vringo and its applications, please follow the appropriate link: Investor Portal, White Paper, Overview Video and Facetones Video.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to raise capital to fund our operations, the continued listing of our securities on the NYSE Amex, market acceptance of our products, our ability to protect our intellectual property rights, competition from other providers and products and other factors discussed from time to time in our filings with the Securities and Exchange Commission. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Company Contact:
Vringo, Inc.
Aaron Godfrey, Director of Communications
646-525-4319 x 2547
Email: agodfrey@vringo.com
Skype: agodfrey_vringo
Twitter: @vringo

Financial Communications:
Trilogy Capital Partners, Inc.
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com

 Vringo, Inc. and Subsidiary
(a Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,		Cumulative from inception to September 30,
	2011	2010	2011	2010	2011
	U.S.$	U.S.$	U.S.$	U.S.$	U.S.$
Revenue	182	54	556	128	787

Costs and Expenses*
Cost of revenue	35	64	105	131	316
Research and development	480	668	1,459	1,848	12,825
Marketing	463	517	1,769	1,624	11,079
General and administrative	721	478	2,076	1,192	7,264
Total operating expenses	1,699	1, 727	5,409	4,795	31,484
Operating loss	(1,517)	(1, 673)	(4,853)	(4,667)	(30,697)

Non-operating income	4	3	8	12	475
Non-operating expenses	(26)	(27)	(44)	(52)	(204)
Interest and amortization of debt discount expense	(40)	(155)	(267)	(4,164)	(5,399)
Gain (loss) on revaluation of warrants	(431)	(966)	(386)	(518)	566
Gain on restructuring of venture loan	—	—	963	—	963
Loss on extinguishment of debt	—	—	—	—	(321)

Loss before taxes on income	(2,010)	(2,818)	(4,579)	(9,389)	(34,617)
Income tax expense	(40)	(14)	(84)	(52)	(113)

Net loss	(2,050)	(2,832)	(4,663)	(9,441)	(34,730)
Basic and diluted net loss per common share	(0.32)	(0.51)	(0.78)	(4.15)	(25.27)

Weighted average number of shares used in computing basic and dilutive net loss per common share	6,362,046	5,574,992	5,969,225	2,276,447	1,374,461

*
The amount recorded for the three and nine months ending September 30, 2011 and 2010 and the cumulative period from inception include $49, $211, $154, $325 and $1,262, respectively, to related parties.

Vringo, Inc. and Subsidiary
(a Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands except share and per share data)

	September 30, 2011	December 31, 2010
	U.S.$	U.S.$
Current assets
Cash and cash equivalents	1,713	5,407
Short-term deposit (restricted)	—	20
Accounts receivable	279	80
Prepaid expenses and other current assets	92	168

Total current assets	2,084	5,675

Long-term deposit	8	9
Property and equipment, at cost, net of $449 and $393 accumulated depreciation and amortization, as of September 30, 2011 and December 31, 2010, respectively	154	178
Deferred tax assets—long-term	26	27
Total assets	2,272	5,889

Vringo, Inc. and Subsidiary
(a Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands except share and per share data)

		September 30, 2011	December 31, 2010
	Note	U.S.$	U.S.$
Current liabilities
Deferred short-term tax liabilities, net		55	50
Accounts payable and accrued expenses*		567	421
Accrued employee compensation		270	358
Convertible notes	4	2,447	—
Accrued short-term severance pay		—	178
Current maturities of venture loan	5	—	1,262
Total current liabilities		3,339	2,269
Long-term liabilities
Accrued severance pay		170	178
Venture loan	5	—	1,911
Derivative liabilities on account of warrants	3	2,156	1,770
Total long-term liabilities		2,326	3,859
Commitments and contingencies	7
Deficit in stockholders' equity	6
Preferred stock, $0.01 par value per share; 5,000,000 authorized; none issued and outstanding as of September 30, 2011 and December 31, 2010		—	—
Common stock, $0.01 par value per share 28,000,000 authorized; 6,163,196 and 5,405,080 issued and outstanding as of September 30, 2011 and December 31, 2010 respectively		62	54
Additional paid-in capital		31,275	29,774
Deficit accumulated during the development stage		(34,730)	(30,067)
Total deficit in stockholders' equity		(3,393)	(239)
Total liabilities and deficit in stockholders' equity		2,272	5,889

*	Amounts recorded as of September 30, 2011 and December 31, 2010, include $2 and $20 to a related party, respectively.